UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

ENHANCE SKIN PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52755	84-1724410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 King Street, 56th Floor, Toronto, Ontario, Canada M5X 1C9
(Address of principal executive offices and Zip Code)

(416) 644-8318
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Enhance Skin Products Inc. (the “Company”) has entered into the following material agreements in accordance with its plan to restructure its balance sheet: (i) a termination agreement with its former President and Chief Executive Officer (the “CEO Termination Agreement”); (ii) a termination agreement with its former Vice President and Chief Operating Officer (the “COO Termination Agreement”); (iii) a termination agreement with its former Chief Financial Officer (the “CFO Termination Agreement”); (iv) a termination agreement with a former consultant (the “Consultant Termination Agreement”); (v) a consulting agreement with its current President and Chief Executive Officer (the “CEO Consulting Agreement); (vi) a consulting agreement with its current Chairman and Chief Scientific Officer (the “CSO Consulting Agreement); (vii) an employment agreement with legal counsel (the “General Counsel Employment Agreement”); (viii) a loan agreement (the “Loan Agreement”); and (ix) a general security agreement (the “General Security Agreement).

The CEO Termination Agreement was entered into effective March 5, 2013 between the Company, on the one hand, and the Company’s former CEO, Samuel Asculai and Biostrategies Consulting Group Inc., a company controlled by Dr. Asculai, (hereinafter “Biostrategies”) on the other hand.  This agreement acknowledges that the Company owed Biostrategies and Dr. Asculai an aggregate of US$400,625 in unpaid fees as of May 31, 2013 under employment and consulting agreements.  The agreement terminates those employment and consulting agreements and further  provides that upon the Company completing restructuring of at least at least seventy five percent (75%) of its outstanding debt substantially in accordance with the restructuring plan approved by the Board of Directors of the Company on February 13, 2013 (“Completion of Restructuring”), Biostrategies and Dr. Asculai forgive all of the unpaid fees, together with any severance payment or change of control payment under the employment and consulting agreements, except for $20,031.25.  This amount will be converted into five million three hundred twenty seven thousand four hundred and sixty (5,327,460) common shares of the Company’s stock upon the Company entering into cumulative fundraisings of at least one hundred and fifty thousand United States dollars ($150,000).

The COO Termination Agreement was entered into effective March 5, 2013 between the Company, on the one hand, and the Company’s former COO, Chris Hovey on the other hand.  This agreement acknowledges that the Company owed Mr. Hovey an aggregate of US$400,000 in unpaid fees as of May 31, 2013 under an employment agreement.  The agreement terminates that employment contract and further  provides that upon Completion of Restructuring, Mr. Hovey forgives all of the unpaid fees and any severance payment or change of control payment under the employment agreement, except for $20,000.  This amount will be converted into five million three hundred nineteen thousand one hundred and forty nine (5,319,149) common shares of the Company’s stock upon the Company entering into cumulative fundraisings of at least one hundred and fifty thousand United States dollars ($150,000).  The agreement also provides that upon the Company entering into cumulative fundraisings of at least $150,000, Mr. Hovey has the option within 5 business days to convert the unpaid expenses owed to him of $11,274 into three million one hundred eighteen thousand two hundred and seventy one (3,118,271) common shares of the Company’s stock, failing which the unpaid expenses, shall be paid upon the Company cumulatively raising at least one million United States dollars (US$1,000,000) from the date of the Agreement.

The CFO Termination Agreement was entered into effective March 5, 2013 between the Company, on the one hand, and the Company’s former CFO, Brian Lukian on the other hand.  This agreement acknowledges that the Company owed Mr. Lukian an aggregate of US$307,047 in unpaid fees as of May 31, 2013 pursuant to a consulting agreement which was terminated by Mr. Lukian on May 31, 3012.  The agreement further  provides that upon Completion of Restructuring, Mr. Lukian forgives all of the unpaid fees together with any severance payment or change of control payment under the consulting agreement, except for $15,352.35.  This amount will be converted into four million eighty three thousand and seventy two (4,083,072) common shares of the Company’s stock upon the Company entering into cumulative fundraisings of at least one hundred and fifty thousand United States dollars ($150,000).

The Consultant Termination Agreement was entered into effective March 5, 2013 between the Company, on the one hand, and a former consultant to the Company, Drasko Puseljic on the other hand.  This agreement acknowledges that the Company owed Mr. Puseljic an aggregate of US$400,625 in unpaid fees as of May 31, 2013 pursuant to a consulting agreement.  The agreement terminates that consulting agreement and further  provides that upon Completion of Restructuring, Mr. Puseljic forgives all of the unpaid fees together with any severance payment or change of control payment under the consulting agreement, except for $15,352.35.  This amount will be converted into four million eighty three thousand and seventy two (4,083,072) common shares of the Company’s stock upon the Company entering into cumulative fundraisings of at least one hundred and fifty thousand United States dollars ($150,000).

The CEO Consulting Agreement was entered into effective March 5, 2013 between the Company, on the one hand, and Donald Nicholson and Mercuriali Limited (hereinafter “Mercuriali”), a company controlled by Donald Nicholson, on the other hand. Pursuant to this agreement Mr. Nicholson will provide services as the Company’s President, Chief Execuitve Officer and Chief Financial Officer.  Prior to the Company completing cumulative financings of at least five hundred thousand United States dollars ($500,000) Mercuriali will make no charge for services. Once the Company has completed cumulative financings of at least five hundred thousand United States dollars ($500,000) Mercuriali’s base compensation will be increased to five thousand United States dollars (US $5,000) per month.  Once the Company has raised an aggregate total of one and a half million United States dollars (US $1,500,000) of financing, Mercuriali’s base compensation will be increased to ten thousand United States dollars (US $10,000) per month. Mercuriali is entitled to receive an annual cash bonus of not less than two percent (2%) of the Company’s earnings before interest, taxes, depreciation and amortization.  Mercuriali is eligible to receive stock options provided that it will receive at least as many options with at least as favourable an exercise price as are granted to any other person or entity each year. The agreement is for an initial term of five years, and will renew for successive two year terms unless terminated prior to the expiration of the term.

The CSO Consulting Agreement was entered into effective March 5, 2013 between the Company, on the one hand, and Samuel Asculai and Biostrategies, a company controlled by Samuel Asculai, on the other hand. Pursuant to this agreement, Dr. Asculai will provide services as the Company’s Chief Scientific Officer.  Prior to the Company completing cumulative financings of at least five hundred thousand United States dollars ($500,000) Biostrategies will make no charge for services. Once the Company has completed cumulative financings of at least five hundred thousand United States dollars ($500,000) Biostrategies’ base compensation will be increased to five thousand United States dollars (US $5,000) per month.  Once the Company has raised an aggregate total of one and a half million United States dollars (US $1,500,000) of financing, Biostrategies’ base compensation will be increased to ten thousand United States dollars (US $10,000) per month. Biostrategies is entitled to receive an annual cash bonus of not less than two percent (2%) of the Company’s earnings before interest, taxes, depreciation and amortization.  Biostrategies is eligible to receive stock options provided that it will receive at least as many options with at least as favourable an exercise price as are granted to any other person or entity each year. The agreement is for an initial term of five years, and will renew for successive two year terms unless terminated prior to the expiration of the term.

The General Counsel Employment Agreement was entered into effective March 5, 2013 between the Company, on the one hand, and Drasko Puseljic, on the other hand. Pursuant to this agreement, Mr. Puseljic will provide services as the Company’s General Counsel.  Prior to the Company completing cumulative financings of at least five hundred thousand United States dollars ($500,000) Mr. Puseljic will make no charge for services. Once the Company has completed cumulative financings of at least five hundred thousand United States dollars ($500,000) Mr. Puseljic’s base compensation will be increased to five thousand United States dollars (US $5,000) per month.  Once the Company has raised an aggregate total of one and a half million United States dollars (US $1,500,000) of financing, Mr. Puseljic’s base compensation will be increased to ten thousand United States dollars (US $10,000) per month. Mr. Puseljic is entitled to receive an annual cash bonus of not less than two percent (2%) of the Company’s earnings before interest, taxes, depreciation and amortization.  Mr. Puseljic is eligible to receive stock options provided that it will receive at least as many options with at least as favourable an exercise price as are granted to any other person or entity each year. The agreement is for an initial term of five years, and will renew for successive two year terms unless terminated prior to the expiration of the term.

The Loan Agreement was entered into effective March 4, 2013 between the Company, Samuel Asculai and Mercuriali, a company controlled by the Company’s current CEO, Donald Nicholson.  Within five business days of execution of the agreement Mercuriali will provide the Company an interest free loan of fifty thousand United States dollars ($50,000) to be used solely in accordance with the restructuring plan approved by the Company’s board of directors on Febrary 13, 2013 (the “Restructuring Plan”).   The amount loaned by Mercuriali plus the amount of US$33,188 previously owed to Mercuriali by the Company will be converted into common shares of the Company at a conversion price of of $0.00376 per share upon the restructuring of at least seventy five percent (75%) of its outstanding debt substantially in accordance with the Restructuring Plan and upon the Company raising additional equity financing of at least two hundred and fifty thousand United States dollars (US$250,000).  The agreement also acknowledges that the Company owed Dr. Asculai $173,065 as at October 31, 2012, fifty percent (50%) of which will be converted into common shares of the Company at a conversion price of $0.00376 per share when the Company restructures at least seventy five percent (75%) of its outstanding debt substantially in accordance with the Restructuring Plan. The remainder of the amount owed to Dr. Asculai will become unsecured upon the Company raising additional equity financing of at least two hundred and fifty thousand United States dollars (US$250,000) and will be repaid in quarterly installments  after the Company has cumulatively raised one million United States dollars.

The General Security Agreement was entered into effective March 4, 2013 between the Company, and Mercuriali, a company controlled by the Company’s current CEO, Donald Nicholson.  This agreement contains the same terms and conditions as the Company’s existing general security agreement with its current Chief Scientific Officer Samuel Asculai and provides Mercuriali with a general security interest on all of the assets of the Company to secure the debt owed by the Company to Mercuriali.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enhance Skin Products Inc.

Dated: March 11, 2013	By:	/s/ Donald Nicholson
Donald Nicholson
President and CEO